SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 27, 2008, the Board of Directors of Sunrise Telecom Incorporated (the “Company”) appointed Lyron L. Bentovim as a member of its board of directors and chair of the newly-created Strategy Committee. Mr. Bentovim is a graduate of Yale School of Management and Hebrew University. He has previously served as a member of the boards of directors of the following public companies: RTW Inc., Argonaut Technologies Inc., Three Five Systems Inc. and Ault Inc. Mr. Bentovim is currently a Portfolio Manager at SKIRITAI Capital LLC in San Francisco. In the past, he has served as a management consultant with Mitchell Madison Group and with McKinsey & Company.

Mr. Bentovim has been a consultant to the Company through SKIRITAI Capital LLC since May 2008 and has been paid approximately $30,000 for his services as a consultant and reimbursed approximately $1,000 for his expenses.

A copy of a press release issued by the Company with respect to this appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2008, the Board of Directors of the Company amended Section 3.2 of the Company’s Amended and Restated Bylaws to increase the number of board members from 5 to 6 to accommodate the appointment of Mr. Bentovim to the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.1	Amended and Restated Bylaws, as amended.

99.1	Press release dated October 30, 2008 announcing the appointment of Lyron Bentovim to the Sunrise Telecom Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: October 31, 2008	By:	/s/ KIRK O. WILLIAMS
KIRK O. WILLIAMS CHIEF LEGAL AND COMPLIANCE OFFICER, SECRETARY

EXHIBIT INDEX

Number	Description
3.1	Amended and Restated Bylaws, as amended

99.1	Press Release dated October 30, 2008 announcing the appointment of Lyron Bentovim to the Sunrise Telecom Board of Directors.